                                                                  EXHIBIT 10.02


                      NETSCAPE COMMUNICATIONS CORPORATION

                              NET SEARCH PROGRAM--
                                PREMIER PROVIDER

OBJECTIVE: To enable users of the Netscape Navigator client software product ("Navigator") to find content on the Internet by providing them with access to established Internet search and directory services.

TERMS AND CONDITIONS:

         1. PREMIER PROVIDER. The entity named on the signature page hereto is referred to in this agreement ("Agreement") as the "Premier Provider" for the HTML page ("Page") on the Web site on Netscape Communications Corporation ("Netscape") accessed by pressing or "clicking" on the Net Search Button of the Navigator. (Netscape may, in the future, change the name of the Net Search Button. The Page may also be accessed from other locations on Netscape's Web site referring to the Net Search service.)

         2. PREMIER PERIOD. Netscape will maintain the Premier Graphic (as defined below) on the Page for the following period ("Premier Period"):

                          From:   April 1, 1996

                          Until:  March 31, 1997

(The parties may, upon mutual written agreement no less than thirty (30) days prior to the end of the then current Premier Period, extend the term of this Agreement for an additional six (6) month period upon terms and conditions agreed to by the parties; provided, however, nothing contained herein shall obligate either party to agree to extend the term of this Agreement.)

         3.      EXPOSURE ON PAGE.

                 a. The Premier Provider will supply Netscape with HTML and/or GIF files which conform to the specifications in Exhibit A ("Premier Graphic") which Netscape will place on the Page during the Premier Period. Premier Provider shall retain all right, title and interest in and to the Premier Graphic (including the copyright ownership thereof), and Premier Provider hereby grants Netscape a worldwide license to use, display, perform reproduce and distribute the Premier Graphic, and such other licenses with respect to the Premier Graphic necessary to fulfill the intention of this Agreement. The Premier Graphic shall contain a functional search field and/or directory tree. The specifications of the Premier Graphic and its placement on the Page are set forth on Exhibit A hereto. Netscape may, upon notice to Premier Provider, revise Exhibit A (provided that the Premier Graphics for each of the participants in this Net Search Program--Premier Provider shall remain the largest and most prominent search and directory graphics on the Page and shall remain equivalent in size for each of the Premier Providers) and Premier Provider shall promptly (and in any event, within no more than one (1) week following receipt of the notice) supply Netscape with a revised Premier Graphic which conforms to the specifications of the revised Exhibit A.

                 b. Netscape will produce the Page as set forth on Exhibit A (which Exhibit Netscape may revise, from time to time). The Premier Graphic of each of the Premier Providers will be overlapped in a stack (the "Stack") and will be accessible by the end user by pressing or "clicking" on a tab for the relevant Premier Provider's service. Initially, Netscape will rotate the display of each of the Premier Graphics so that each Premier Graphic will appear on the top of the Stack when the Page is served to an end user with approximately the same frequency as any other Premier Graphic appears on top of the Stack. Netscape may, in the future, produce the Page such that the Premier Graphic last accessed by an end user will be served on the top of the Stack when that end user is next served the Page. Alternatively, Netscape may, in the future, produce the Page such that the end user may select which Premier Graphic the end user would prefer to have served on the top of the Stack, and Netscape will produce the Page such that the Premier Graphic selected by the end user is served on top of the Stack. Further, Netscape will produce the Page such that when an end user presses or "clicks" on hypertext links ("Links") placed by Premier Provider on the Premier Graphic, the end user's Navigator will access Premier Provider's applicable HTML page located at the applicable Universal Resource Locator for such page on Premier Provider's Web site ("Premier URLs").

                 c. Premier Provider will also supply Netscape with text describing Premier Provider's search or directory service ("Distinguished Text"), which shall be no more than fifty (50) words in length, and an HTML or GIF file which conforms to the specifications in Exhibit A for Premier Provider's search or directory service ("Distinguished Logo"). (The Distinguished Logo and Distinguished Text are herein collectively referred to as the "Distinguished Listing.") During the Premier Period, Netscape will place Premier Provider's Distinguished Logo in the Distinguished Provider portion of the Page, and the Distinguished Listing in the Alphabetical Listing portion of the Page as set forth in Exhibit A. Premier Provider shall retain all right, title and interest in and to the Distinguished Logo (including the copyright ownership thereof), and Premier Provider hereby grants Netscape a worldwide license to use, display, perform, reproduce and distribute the Distinguished Listing and Distinguished Logo, and such other licenses with respect to the Distinguished Listing and Distinguished Logo necessary to fulfill the intention of this Agreement. The specifications of the Distinguished Listing and Distinguished Logo and their placement on the Page are set forth on Exhibit A hereto. Netscape may, upon notice to Premier Provider, (i) change the position of the Distinguished Logo or the Distinguished Listing on the Page, or (ii) revise Exhibit A and Premier Provider shall promptly (and in any event, within no more than one (1) week following receipt of the notice) supply Netscape with a revised Distinguished Logo and Distinguished Listing which conform to the specifications of the revised Exhibit A.

                 d. Netscape will produce the Page such that when an end user presses or "clicks" on the Distinguished Logo or a hypertext link embedded in the Distinguished Listing, the end user's Navigator will access ("Distinguished Link") Premier Provider's applicable HTML page located at the applicable Universal Resource Locator (as supplied by Premier Provider) for such page on Premier Provider's Web site ("Distinguished URL").










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

                 e. Netscape may in the future, but shall not be obligated to, design its Web site such that an end user may customize certain features of the pages of Netscape's Web site served to the end user. If, in connection with the preceding sentence, Netscape provides a mechanism where an end user may select a preferred search and directory service ("Preferred Service") to be served to the end user, Netscape will include Premier Provider as a selection for the Preferred Service.

                 f. Netscape will use reasonable commercial efforts to promptly remedy any material malfunctioning of the tabbing mechanism for the Premier Graphics, any material malfunctioning of the placement on the top of the Stack of the Premier Graphic most recently accessed or selected by a particular end user (if either of such mechanisms is developed by Netscape), any material failure to include the service of Premier Provider as a selection for the Preferred Service if a mechanism to select a Preferred Service is developed by Netscape, any material misplacement of the Premier Graphic, Distinguished Listing or Distinguished Logo on the Page or any material malfunctioning of the Links or Distinguished Link under the control of Netscape, provided Premier Provider will fully cooperate with Netscape to remedy any such material malfunctioning or misplacement, and provided further that Netscape shall not incur liability for any failure to remedy such material malfunctioning or misplacement if such remedy is not within the reasonable control of Netscape.

         4.      COMPENSATION.

                 a. For the benefits provided to Premier Provider for the initial one (1) year Premier Period, Premier Provider shall pay Netscape a total of $5,000,000 (the "Payment") as follows:

                          (1) $1,250,000 within thirty (30) calendar days after full execution of this Agreement;

                          (2)     $375,000 within fifteen (15) calendar days
after the commencement of the first calendar quarter of the term of the Premier Period;

                          (3)     $750,000 within fifteen (15) calendar days
after the commencement of the second calendar quarter of the term of the Premier Period;

                          (4)     $1,125,000 within fifteen (15) calendar days
after the commencement of the third calendar quarter of the term of the Premier Period;

                          (5)     $1,500,000 within fifteen (15) calendar days
after the commencement of the fourth calendar quarter of the term of the Premier Period.

                 b. Any portion of the Payment which has not been paid to Netscape within the applicable time set forth above shall bear interest at the lesser of (i) one percent (1%) per month, or (ii) the maximum amount allowed by law.

         5.      ADDITIONAL PREMIER PROVIDER BENEFITS.

                 a. Netscape will for a period of not less than three (3) days list Premier Provider once on the HTML page of Netscape's Web site accessed by pressing or "clicking" on the "What's New" virtual button of the Navigator.

                 b. Netscape will provide Premier Provider at no charge with one (1) "Platinum Ad (Basic Service)" (or its equivalent, in Netscape's reasonable discretion) during each calendar quarter of the Premier Period beginning on a date designated by Netscape and ending no later than the end of the applicable calendar quarter; provided Premier Provider supplies Netscape with the graphic files and other materials and information within the timeframes and as set forth in the specifications of the applicable Netscape advertising program and as reasonably requested by Netscape to produce the advertisement; and provided, further, that Netscape shall not be required to provide such Platinum Ad or its equivalent if, in Netscape's reasonable discretion, such Platinum Ad is not available during the applicable calendar quarter. Premier Provider and Netscape shall schedule the placement of the Platinum Ad for the first, second, third and fourth calendar quarters of the term of the Premier Period no later than March 15, June 15, September 15 and December 15, 1996, respectively.

                 c. During the Premier Period, Premier Provider may purchase additional advertising on Netscape's Web site for advertising that will run during the Premier Period for the service of Premier Provider at a discount of twenty percent (20%) off Netscape's then standard rates for such advertising.

                 d. Netscape will use reasonable efforts to advise Premier Provider of new Netscape advertising campaigns prior to announcing such new campaigns on Netscape's Web site; provided, however, Netscape shall not incur liability for failure so to advise Premier Provider.

                 e. Netscape may in the future, but shall not be obligated to, include a set of bookmarks ("Bookmarks") with the Navigator. If Netscape includes such a set of Bookmarks with a version of the Navigator first released during the initial term of the Premier Period, Netscape will use reasonable efforts, subject to technical, marketing and promotional considerations, in Netscape's discretion, to include a Bookmark for the service of Premier Provider in the first release of such Navigator and may, but shall not be obligated to, include a Bookmark for the service of Premier Provider in subsequent releases of the Navigator. The placement, presentation, functionality and other features of the Bookmarks, and the URL of the Bookmark for the service of Premier Provider, shall be determined by Netscape in its sole discretion.

         6. PREMIER PROVIDER OBLIGATIONS. In addition to the other obligations set forth herein, Premier Provider will:

                 a. Display the "Netscape Now" button prominently above the fold of Premier Provider's home page on its Web site and/or on each page of Premier Provider's Web site which may be accessed directly from the home page of Premier Provider's Web site and use best efforts to include the following statement (or a statement designated by Netscape and generally used by Netscape as a successor to the following statement or in connection with any successor program to Netscape's Netscape Now program) next to the Netscape Now button: "This site is best viewed with Netscape Navigator
2.0. Download Netscape Now!" (or such higher non-beta version as is then available), and Premier Provider will produce the page such that when an end user presses or "clicks" on the Netscape Now button, the end user's Internet client software will access the applicable HTML page located at a URL supplied by Netscape. Premier Provider will use reasonable commercial efforts to promptly remedy any misplacement of the Netscape Now button on its home page or any malfunctioning of the button, provided Netscape will fully cooperate with Premier Provider to remedy any such misplacement or malfunctioning, and provided further that Premier Provider shall not incur liability for any failure to remedy such misplacement or malfunctioning if such remedy is not within the reasonable control of Premier Provider.

                 b. Use at least one (1) Netscape core Web server software product (currently comprised of Netscape Commerce Server and Netscape Communications Server) to maintain Premier Provider's Web site.

                 c. Implement HTML Frames and/or Java or JavaScript (or subsequent features displayable by the Navigator, within thirty (30) days after written notice from Netscape of the availability of such features) ("Site Features") for display with those Internet software clients capable of displaying the Site Features on (i) the home page of Premier Provider's Web site, and (ii) at least one (1) HTML page located at each Premier URL (or on an HTML page located further down the directory tree from the page located at the Premiere URL; provided Premier Provider will use reasonable efforts to implement the Site Features as high in such directory tree structure as possible), and, where appropriate, on all other HTML pages of Premier Provider's primary Web site; provided Premier Provider shall not be required to implement the Site Features on pages of any secondary Web site of Premier Provider that Premier Provider is required to construct to satisfy Premier Provider's obligations under any third party contract existing as of the date of this Agreement.

                 d. Premier Provider will include in the Premier Graphic, the home page of Premier Provider's Web site, and in each page located at each Premier URL a "mailto" link which users of Premier Provider's service can use to direct questions or help requests to Premier Provider. Premier Provider will use reasonable efforts to reply promptly, but in any event within one (1) week, to any such question or help request.

         7.      USAGE REPORTS.

                 a. Netscape and Premier Provider will each provide the other, via email to the email address set forth below, with usage reports ("Usage Reports") containing the information and in the format set forth in Exhibit B hereto. The Usage Reports shall cover a one (1) calendar quarter time period and shall be delivered within fifteen (15) days following the end of the applicable quarter. The parties may, by mutual written agreement, alter the content and format of the Usage Reports.

                 b. NETSCAPE AND PREMIER PROVIDER WILL USE REASONABLE EFFORTS TO ENSURE THE ACCURACY OF THE USAGE REPORTS, BUT NEITHER PARTY WARRANTS THAT THE USAGE REPORTS WILL CONFORM TO ANY PUBLISHED NUMBERS AT ANY GIVEN TIME. NEITHER PARTY SHALL BE HELD LIABLE FOR ANY CLAIMS AS THEY RELATE TO SAID USAGE REPORTS.

         8. TERMINATION. Either party may terminate this Agreement if the other party materially breaches its obligations hereunder and such breach remains uncured for fifteen (15) days following notice to the breaching party of the breach or as otherwise provided in Section 9.

         9. RIGHT TO REFUSE. Netscape will have the right to review the contents and format of the Premier Graphic, the Distinguished Logo and the Distinguished Listing. If Netscape, in its sole discretion, at any time determines that the Premier Graphic, the Distinguished Logo or Distinguished Listing contains any material, or presents any material in a manner, that Netscape deems inappropriate for any reason, Netscape will inform Premier Provider of the reason Netscape has made such determination and may (i) refuse to include the Premier Graphic, the Distinguished Logo or the Distinguished Listing, in the Page, and/or (ii) immediately terminate this Agreement if Premier Provider has not revised to Netscape's reasonable satisfaction the Premier Graphic, Distinguished Logo or Distinguished Listing within one (1) business day of written notice from Netscape. If Netscape, in its sole discretion, at any time determines that the Premier Provider's Web site contains any material, or presents any material in a manner, that Netscape deems inappropriate for any reason, Netscape may immediately terminate this Agreement upon notice to Premier Provider. Netscape reserves the right to refuse to include in the Page any Premier Graphic, Distinguished Logo or Distinguished Listing that does not completely conform to the specifications set forth in Exhibit A.

         10. RESPONSIBILITY. Premier Provider is solely responsible for any legal liability arising out of or relating to (i) the Premier Graphic, the Distinguished Logo or the Distinguished Listing, and/or (ii) any material to which users can link through the Premier Graphic, Distinguished Logo or Distinguished Listing. Premier Provider represents and warrants that it holds the necessary rights to permit the use of the Premier Graphic, the Distinguished Logo, the Distinguished Listing, the Premier URLs, the Distinguished URL, the Links and the Distinguished Links by Netscape for the purpose of this Agreement; and that the permitted use, reproduction, distribution, or transmission of the Premier Graphic, the Distinguished Logo and Distinguished Listing and any material to which users can link through the Premier Graphic, Distinguished Logo and Distinguished Listing will not violate any criminal laws or any rights of any third parties, including, but not limited to, infringement or misappropriation of any copyright, patent, trademark, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or rights of celebrity, violation of any antidiscrimination law or regulation, or any other right of any person or entity. Premier Provider agrees to indemnify Netscape and to hold Netscape harmless from any and all liability, loss, damages, claims, or causes of action, including reasonable legal fees and expenses that may be incurred by Netscape, arising out of or related to Premier Provider's breach of any of the foregoing representations and warranties.





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

         11. LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE LIABILITY OF EITHER PARTY FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER (EXCEPT FOR DAMAGES OR ALLEGED DAMAGES ARISING UNDER SECTION 10) WHETHER IN CONTRACT OR TORT OR ANY OTHER LEGAL THEORY IS LIMITED TO AND SHALL NOT EXCEED THE PAYMENT DUE FROM PREMIER PROVIDER HEREUNDER.

         12. ASSIGNMENT. Premier Provider may not assign this Agreement by operation of law or otherwise, in whole or in part, without Netscape's written consent. Any attempt to assign this Agreement without such consent will be null and void.

         13. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California without regard to its conflicts of laws principles.

         14. NOTICE. Any notice or reports required or permitted to be given under this Agreement shall be in English and given in writing and shall be delivered by personal delivery, by nationally recognized express courier, by facsimile transmission confirmed by telephone, by confirmed email, or by certified or registered mail, postage prepaid, return receipt requested, and shall be deemed given upon personal delivery, two (2) days after deposit with express courier, five (5) days after deposit in the mail, or upon acknowledgment of receipt of facsimile or email. Notices shall be sent to a party at its address set forth below or such other address as that party may specify in writing pursuant to this Section.

         15. CONFIDENTIALITY. All disclosures of proprietary and/or confidential information in connection with this Agreement shall be governed by the terms of the Mutual Confidential Disclosure Agreement either previously entered into by the parties, or entered into by the parties concurrently with this Agreement, a copy of which is attached hereto as Exhibit C. The information contained in the Usage Reports provided by each party hereunder shall be deemed the Proprietary Information of the disclosing party.

         16. NO AGENCY. The parties hereto are independent contractors and shall have no power or authority to bind the other party or to assume or create any obligation or responsibility, express or implied, on behalf of the other party or in the other party's name. This Agreement shall not be construed to create or imply any partnership, agency, joint venture, or any other form of legal association between the parties.

         17. ENTIRE AGREEMENT. This Agreement together with Exhibits A through C hereto are the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding any prior agreements and communications (both written and oral) regarding such subject matter. The parties acknowledge that, with respect to the participation of Premier Provider in the Net Search Program during the Premier Period described herein, this Agreement shall supersede any agreement between Netscape and Premier Provider regarding Premier





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

Provider's participation in any comparable program for any period prior to the commencement of the Premier Period described herein. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.





The parties have duly executed this Agreement as of the later of the two (2) dates set forth below.


PREMIER PROVIDER:                       NETSCAPE:

                                        NETSCAPE COMMUNICATIONS
The Mckinley Group, Inc.                CORPORATION
---------------------------------

By:  /s/ Isabel Maxwell                 By:  /s/ Jennifer Bailey
   ------------------------------          ------------------------------

Print Name:  Isabel Maxwell             Print Name: Jennifer Bailey
           ----------------------                  ----------------------

Title:  SVP Corporate Affairs           Title:  V.P., Customer Marketing
      ---------------------------             ---------------------------

Date:  3/27/96                           Date:  3/24/96
     ----------------------------             ---------------------------

Premier Provider Address:                Netscape Address:

85 Liberty Ship Way, Ste. 201            501 East Middlefield Road
------------------------------           ------------------------------

Sausalito, CA  94965                     Mountain View, CA 94043
------------------------------           ------------------------------


Attention:  Isabel Maxwell               Attention: Barbara Gore
          --------------------                     --------------------

Facsimile:  415-331-8547                 Facsimile:  (415) 528-4120
          --------------------                     --------------------

Email:  Max@Mckinley.com                 Email: bgore@netscape.com
      ------------------------                 ------------------------





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



                                   EXHIBIT A

                           SPECIFICATIONS OF THE PAGE

                                   EXHIBIT B

                                 USAGE REPORTS



NETSCAPE AND PREMIER PROVIDER SHALL USE DILIGENT EFFORTS TO (1) DETERMINE THE CONTENT AND FORMAT OF THE USAGE REPORTS WITHIN FIFTEEN (15) DAYS AFTER THE COMMENCEMENT OF THE PREMIER PERIOD, AND (2) PRODUCE A REVISED EXHIBIT B WITHIN SUCH 15 DAY PERIOD WHICH SHALL REPLACE THIS EXHIBIT B.

                                   EXHIBIT C

                    MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT

         WHEREAS, Netscape Communications Corporation ("Netscape") has developed unique and proprietary computer programs; and

         WHEREAS, _______________________ ("Company") and Netscape wish to discuss a proposed business relationship between Netscape and Company.

NOW, THEREFORE:

         Each party (the "Receiving Party") understands that the other party (the "Disclosing Party") has disclosed or may disclose information (including, without limitation, computer programs, code, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial and product development plans, forecasts, strategies and information), which to the extent previously, presently, or subsequently disclosed to the Receiving Party is hereinafter referred to as "Proprietary Information" of the Disclosing Party. All Proprietary Information disclosed in tangible form by the Disclosing Party shall be marked "confidential" or "proprietary" and all Proprietary Information disclosed orally or otherwise in intangible form by the Disclosing Party shall be designated as confidential or proprietary at the time of disclosure and shall be reduced to writing and delivered to the Receiving Party within thirty (30) days following the date of disclosure.

         In consideration of the parties' discussions and any access the Receiving Party may have to Proprietary Information of the Disclosing Party, the Receiving Party hereby agrees as follows:

                 1. The Receiving Party agrees (i) to hold the Disclosing Party's Proprietary Information in confidence and to take all reasonably necessary precautions to protect such Proprietary Information (including, without limitation, all precautions the Receiving Party employs with respect to its own confidential materials), (ii) not to divulge any such Proprietary Information or any information derived therefrom to any third person, (iii) not to make any use whatsoever at any time of such Proprietary Information except as provided in the Net Search and Net Directory Program (Premier Provider) Agreement ("Premier Agreement") between Netscape and Company dated as of _______________, 19__ to which this Agreement is attached as an Exhibit, (iv) not to remove or export any such Proprietary Information from the country of the Receiving Party, and (v) not to copy or reverse engineer, reverse compile or attempt to derive the composition or underlying information of any such Proprietary Information. The Receiving Party shall limit the use of and access to the Disclosing Party's Proprietary Information to those of the Receiving Party's employees who need to know such Proprietary Information for the purpose of such internal evaluation and shall cause such employees to comply with the obligations set forth herein. The Receiving Party shall treat the Proprietary Information with at least the same degree of care and protection as it would use with respect to its own proprietary information. The foregoing obligations shall survive for a period of three (3) years from the date of disclosure of the Proprietary Information. Without granting any right or license, the Disclosing Party agrees that the foregoing shall not apply with respect to information that (i) is in the public domain and is available at the time of disclosure or which thereafter enters the public domain and is available, through no improper action or inaction by the Receiving Party or any affiliate, agent or employee, or (ii) was in the Receiving Party's possession or known by it prior to receipt from the Disclosing Party, or (iii) was rightfully disclosed to the Receiving Party by another person without restriction, or (iv) is independently developed by the Receiving Party without access to such Proprietary Information, or (v) is required to be disclosed pursuant to any statutory or regulatory authority, provided the Disclosing Party is given prompt notice of such requirement and the scope of such disclosure is limited to the extent possible, or is required to be disclosed by a court order, provided the Disclosing Party is given prompt notice of such order and provided the opportunity to contest it.

                 2. Immediately upon (i) the decision by either party not to enter into a business relationship as contemplated by paragraph 1, or (ii) a request by the Disclosing Party at any time, the Receiving Party will turn over to the Disclosing Party all Proprietary Information of the Disclosing Party and all documents or media containing any such Proprietary Information and any and all copies or extracts thereof. The Receiving Party understands that nothing herein (i) requires the disclosure of any Proprietary Information of the Disclosing Party, which shall be disclosed, if at all, solely at the option of the Disclosing Party, or (ii) requires the Disclosing Party to proceed with any proposed transaction or relationship in connection with which Proprietary Information may be disclosed.

                 3. Except to the extent required by law, as set forth in this Agreement or as otherwise mutually agreed to by the parties, neither party shall disclose the existence or subject matter of the negotiations or business relationship contemplated by this Agreement.

                 4. The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party's Proprietary Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to seek appropriate equitable relief in addition to whatever remedies it might have at law. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, the remaining portions hereof shall remain in full force and effect.

                 5. Neither party acquires any intellectual property rights under this Agreement or any disclosure hereunder, except the limited right to use such Proprietary Information in accordance with this Agreement.
No warranties of any kind are given with respect to the Proprietary Information disclosed under this Agreement or any use thereof, except as may be otherwise agreed to in writing.

                 6. This Agreement together with the Premier Agreement supersede all prior discussions and writings with respect to the subject matter hereof and thereof, and constitute the entire agreement between the parties with respect to the subject matter hereof and thereof. No waiver or modification of this Agreement will be binding upon either party unless made in writing and signed by a duly authorized representative of such party and no failure or delay in enforcing any right will be deemed a waiver.

COMPANY:                                 NETSCAPE:

                                         NETSCAPE COMMUNICATIONS
The Mckinley Group, Inc.                 CORPORATION

By:  /s/ Isabel Maxwell                  By:  /s/ Jennifer Bailey
   ------------------------------           ------------------------------

Print Name:  Isabel Maxwell              Print Name: Jennifer Bailey
           ----------------------                   ----------------------

Title:  SVP Corporate Affairs            Title:  V.P. Customer Marketing
      ---------------------------              ---------------------------

Date:  3/27/96                           Date:  3/24//96
     ----------------------------             ----------------------------

                      NETSCAPE COMMUNICATIONS CORPORATION

                               AMENDMENT NO. 1 TO
                              NET SEARCH PROGRAM--
                                PREMIER PROVIDER
                                   AGREEMENT

This Amendment No. 1 ("Amendment No. 1") to the Net Search Program--Premier Provider Agreement (the "Agreement") between Premier Provider and Netscape Communications Corporation ("Netscape") dated as of March ___, 1996 is effective as of March ___, 1996.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Agreement. Except as explicitly modified or amended herein, the terms and provisions of the Agreement are hereby ratified and affirmed and shall remain in full force and effect.

A.       THE FOLLOWING SECTION 2.1 SHALL BE ADDED TO THE AGREEMENT:

         2.1     MAKE GOOD.  In the event the Page has not received at least
1.5 billion Exposures (as hereinafter defined) during the Premier Period, Netscape shall, in Netscape's sole discretion, either (a) continue to place the Premier Graphic on the Page as specified in Subsections 3.a and b beyond the end of the Premier Period until the Page has received 1.5 billion Exposures (provided Premier Provider complies with its obligations under Subsections 3.a and b), or (b) Netscape will refund a prorated portion of the Payment, which proration shall be based upon the difference between the 1.5 billion Exposure level and the actual number of Exposures of the Page during the Premier Period relative to the 1.5 billion Exposure level. The term "Exposure" means the serving of the Page to a user.

B.       THE FOLLOWING SECTION 4.1 SHALL BE ADDED TO THE AGREEMENT:

         4.1 CREDIT AGAINST PAYMENT. Netscape and Premier Provider shall discuss in good faith the participation during of Premier Provider in advertising, joint marketing and/or distribution programs ("Programs"). If Netscape and Premier Provider mutually agree, no later than June 1, 1996, upon the terms and conditions of such Programs, Netscape will offer Premier Provider a discount of up to thirty percent (30%) off the Payment due under this Agreement, or a total of $1,500,000, for Premier Provider's participation in all or a combination, in Netscape's discretion, of the Programs.

C.       THE FOLLOWING SECTION 7.C SHALL BE ADDED TO THE AGREEMENT:

                 c. Netscape may, from time to time, conduct research surveys related to the demographics and psychographics of users of the Page and Netscape may, in its discretion, provide all or some of the results of any such survey to Premier Provider.

D.       THE FOLLOWING SECTION 8.1 SHALL BE ADDED TO THE AGREEMENT:

         8.1 TERMINATION BY PREMIER PROVIDER. Premier Provider shall have the one time right upon payment to Netscape of $125,000 (provided Premier Provider shall have previously paid to Netscape the amounts set forth in Subsections 4.a(1), (2) and (3)) to terminate this Agreement for the third and fourth calendar quarters of the term of the Premier Period by providing written notice to Netscape no less than sixty (60) days prior to the commencement of the third calendar quarter of the term of the Premier Period, in which event Premier Provider shall not be required to pay Netscape the amounts set forth in Subsections 4.a(4) and (5). In the event Premier Provider does not terminate the Agreement as provided in the preceding sentence, Premier Provider may not terminate the Agreement for the third and fourth calendar quarters of the term of the Premier Period, except as otherwise provided in Section 8 (Termination).

The parties have duly executed this Agreement as of the later of the two (2) dates set forth below.

PREMIER PROVIDER:                        NETSCAPE:

                                         NETSCAPE COMMUNICATIONS
The Mckinley Group, Inc.                 CORPORATION

By:  /s/ Isabel Maxwell                  By:  /s/ Jennifer Bailey
   ------------------------------           ------------------------------

Print Name:  Isabel Maxwell              Print Name: Jennifer Bailey
           ----------------------                   ----------------------

Title:  SVP Corporate Affairs            Title:  V.P. Customer Marketing
      ---------------------------              ---------------------------

Date:  3/27/96                           Date:  3/24/96
     ----------------------------             ----------------------------










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
                               AMENDMENT NO. 2 TO

                NET SEARCH PROGRAM - PREMIER PROVIDER AGREEMENT

This Amendment No. 2 ("Amendment No. 2") to the Net Search Program - Premier Provider Agreement (the "Agreement") between The McKinley Group, Inc. ("McKinley") and Netscape Communications Corporation ("Netscape") is effective this 21 day of January, 1997.

WHEREAS,

A.       McKinley and Netscape entered into the Agreement effective March 27,
         1996.

B. Subsequent to the execution of the Agreement, McKinley became a wholly-owned subsidiary of Excite.

C. Excite is now purchasing the assets of the WebCrawler Internet search and navigation service and desires to substitute WebCrawler in McKinley's place on Netscape's U.S. English-language Web site, effective January 22, 1997.

THEREFORE, the parties agree as follows:

1.       Section 2.1 of the Agreement is deleted in its entirety.

2. Excite will supply Netscape with a new Premier Graphic linked to WebCrawler's URL prior to January 20, 1997.

3. Netscape will replace McKinley's Premier Graphic and link to McKinley's URL with WebCrawler's Premier Graphic and URL effective January 22, 1997.

4. McKinley retains all other obligations, rights, interest and responsibilities in the Agreement; provided, however, that in the event that Excite fails to complete the contemplated purchase and sale of the WebCrawler assets as planned by March 31, 1997, all parties hereto agree that this Amendment No. 2 shall be null and void and of no further effect (with the exception of the deletion of Section 2.1 of the Agreement) and McKinley shall retain all of its rights and interests in the Agreement.

5. This Amendment No. 2 may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6. Each of the parties have entered into this Amendment No. 2 as of the date first set forth above and have caused this Amendment No. 2 to be executed by its duly authorized representative.

THE MCKINLEY GROUP, INC.                 NETSCAPE COMMUNICATIONS
                                         CORPORATION



By:  /s/ Richard B. Redding              By:  /s/ Netscape Communications
                                                  Corporation
   ------------------------------------     ------------------------------------


Its:  Chief Financial Officer/Secretary Its:
    -----------------------------------     ------------------------------------













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